Exhibit 99.1

MidCap Financial Investment Corporation Amends and

Extends Its Senior Secured Revolving Credit Facility

New York, NY – October 2, 2025 – MidCap Financial Investment Corporation (NASDAQ: MFIC) (the “Company”) announced today that it has amended and extended its senior secured, multi-currency, revolving credit facility (the “Facility”). Lender commitments under the Facility total $1.610 billion, a decrease of $50 million. The final maturity date under the Facility was extended from October 17, 2029, to October 1, 2030. The applicable margin under the Facility was reduced by 10 basis points to 177.5 basis points.1 The commitment fee was reduced by 5 basis points from 37.5 basis points to 32.5 basis points. The remaining material business terms of the Facility will remain substantially the same.

JPMorgan Chase Bank, N.A., Truist Securities, Inc., and BMO Capital Markets Corp. are Joint Bookrunners and Joint Lead Arrangers on the Facility. JPMorgan Chase Bank, N.A is the Administrative Agent on the Facility.

The foregoing description is only a summary of the material provisions of the Facility and is qualified in its entirety by reference to a copy of the Facility, which is filed as Exhibit to the Company’s current report on Form 8-K filed with the Securities and Exchange Commission on October 2, 2025.

About MidCap Financial Investment Corporation

MidCap Financial Investment Corporation (NASDAQ: MFIC) is a closed-end, externally managed, diversified management investment company that has elected to be treated as a business development company (“BDC”) under the Investment Company Act of 1940 (the “1940 Act”). For tax purposes, the Company has elected to be treated as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). The Company is externally managed by the Investment Adviser, an affiliate of Apollo Global Management, Inc., and its consolidated subsidiaries (“Apollo”), a high-growth global alternative asset manager. The Company’s investment objective is to generate current income and, to a lesser extent, long-term capital appreciation. The Company primarily invests in directly originated and privately negotiated first lien senior secured loans to privately held U.S. middle-market companies, which the Company generally defines as companies with less than $75 million in EBITDA, as may be adjusted for market disruptions, mergers and acquisitions-related charges and synergies, and other items. To a lesser extent, the Company may invest in other types of securities including, first lien unitranche, second lien senior secured, unsecured, subordinated, and mezzanine loans, and equities in both private and public middle market companies. For more information, please visit http://www.midcapfinancialic.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, including, but not limited to, statements as to our future operating results; our business prospects and the prospects of our portfolio companies; the impact of investments that we expect to make; our contractual arrangements and relationships with third parties; the dependence of our future success on the general economy and its impact on the industries in which we invest; the ability of our portfolio companies to achieve their objectives; our expected financings and investments; the adequacy of our cash resources and working capital; and the timing of cash flows, if any, from the operations of our portfolio companies.

[1]

The 177.5 basis point margin (plus a 10-basis point credit spread adjustment for USD draws) is applicable if the gross borrowing base <1.6x combined debt. If the gross borrowing base≥1.6x combined debt, the applicable margin would be 165 basis points (plus a 10-basis point credit spread adjustment for USD draws).

We may use words such as “anticipates,” “believes,” “expects,” “intends,” “will,” “should,” “may” and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations. Statements regarding the following subjects, among others, may be forward-looking: the return on equity; the yield on investments; the ability to borrow to finance assets; new strategic initiatives; the ability to reposition the investment portfolio; the market outlook; future investment activity; and risks associated with investing in real estate assets, including changes in business conditions and the general economy. Undue reliance should not be placed on such forward-looking statements as such statements speak only as of the date on which they are made. We do not undertake to update our forward-looking statements unless required by law.

Contact

Elizabeth Besen

Investor Relations Manager

MidCap Financial Investment Corporation

(212) 822-0625

ebesen@apollo.com